Exhibit 21
                             THERMOQUEST CORPORATION
                         Subsidiaries of the Registrant


   As of February 21, 1997, ThermoQuest Corporation owned the following subsidiaries:

                                                        STATE OR
                                                      JURISDICTION   PERCENT
                          NAME                             OF          OF
                                                      INCORPORATION  OWNERSHIP
           ThermoQuest Corporation                     Delaware     92.88**
           (50% of which shares are owned
            directly by Quest-Finnigan Holdings Inc.)
             Finnigan FT/MS Inc.                       Delaware       100
             Finnigan Corporation                      Delaware       100
                Finnigan Instruments, Inc.             New York       100
                Finnigan International Sales, Inc.     California     100
                Finnigan MAT China, Inc.               California     100
                Finnigan MAT (Delaware), Inc.          Delaware       100
                Finnigan MAT Instruments, Inc.         Nevada         100
                Finnigan MAT International Sales,      California     100
                  Inc.
                Finnigan MAT (Nevada), Inc.            Nevada         100
                  Finnigan MAT AG                      Switzerland    100
                  Finnigan MAT Canada, Ltd.            Canada         100
                  Finnigan MAT GmbH                    Germany        100
                  Finnigan MAT S.R.L.                  Italy          100
                     Thermo Separation Products        Italy          100
                       S.R.L.
                  Thermo Instruments Australia Pty.    Australia      100
                     Limited
                  ThermoQuest Ltd.                     United         100
                                                       Kingdom
                     Finnigan MAT Ltd.                 United         100
                                                       Kingdom
                       Finnigan MAT AB                 Sweden         100
                     Thermo Separation Products Ltd.   United         100
                                                       Kingdom
                Finnigan Properties, Inc.              California     100
                Masslab Limited                        United         100
                                                       Kingdom
             ThermoQuest B.V.                          Netherlands    100
                Thermo Separation Products B.V.        Netherlands    100
                  Thermo Separation Products B.V.      Belgium        100
                   B.A.
             ThermoQuest France S.A.                   France         100
                Finnigan Automass S.A.                 France         100
                Finnigan MAT S.A.R.L.                  France         100
                Thermo Separation Products S.A.        France         100
             ThermoQuest Italia S.p.A.                 Italy          100
             ThermoQuest Spain S.A.                    Spain          100
             ThermoQuest Wissenschaftliche Gerate      Austria        100
                GmbH
             Thermo Separation Products AG             Switzerland    100
PAGE
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                                                                    Exhibit 21
                             THERMOQUEST CORPORATION
                         Subsidiaries of the Registrant

                                                        STATE OR
                                                      JURISDICTION   PERCENT
                          NAME                             OF          OF
                                                      INCORPORATION  OWNERSHIP
             Thermo Separation Products Inc.           Delaware       100
             ThermoQuest GmbH                          Germany        100
                Thermo Separation Products GmbH        Germany        100
             ThermoQuest K.K.                          Japan          100

   ** As of 12/28/96